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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:
/ /  Preliminary proxy statement
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                      MCDONALD & COMPANY INVESTMENTS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      MCDONALD & COMPANY INVESTMENTS, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:________

     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):_____________

     (4) Proposed maximum aggregate value of transaction:_______________________

     (5) Total fee paid:________________________________________________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:________________________________________________

     (2) Form, schedule or registration statement no.:__________________________

     (3) Filing party:__________________________________________________________

     (4) Date filed:____________________________________________________________

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

                                                   MCDONALD & COMPANY
                                                   INVESTMENTS, INC.
                                               McDonald Investment Center
                                                  800 SUPERIOR AVENUE
                                           CLEVELAND, OH 44114 - 216/443-2300

                                                                   June 27, 1996

To the Stockholders of McDonald & Company Investments, Inc.:

     This year's Annual Meeting of Stockholders will be held at 9:30 A.M. (EDT), on Wednesday, August 7, 1996, at The National City Auditorium, Fourth Floor, Annex Building, 1900 East Ninth Street, Cleveland, Ohio.

     We will be reporting on your Company's activities and you will have an opportunity to ask questions about our operations.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

     On behalf of the Board of Directors and management of McDonald & Company Investments, Inc., we would like to thank you for your continued support and confidence.

Sincerely yours,

/s/ Thomas M. O'Donnell                    /s/ William B. Summers, Jr.

THOMAS M. O'DONNELL                        WILLIAM B. SUMMERS, JR.
Chairman                                   President and Chief Executive Officer

                               MCDONALD & COMPANY
                               INVESTMENTS, INC.
                           McDonald Investment Center
                              800 SUPERIOR AVENUE
                              CLEVELAND, OH 44114

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 7, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of McDonald & Company Investments, Inc. (the "Company") will be held at The National City Auditorium, Fourth Floor, Annex Building, 1900 East Ninth Street, Cleveland, Ohio, on Wednesday, August 7, 1996 at 9:30 A.M. (EDT), for the following purposes:

          1. To nominate and elect three individuals as Directors of the Company for a three-year term ending at the Annual Meeting of Stockholders in 1999;

          2. To consider and act upon a proposal to approve and adopt the Company's 1995 Stock Option Plan for Non-Officer Directors; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Holders of Common Stock of record as of the close of business on June 10, 1996 are entitled to receive notice of and vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed Proxy card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

                                            By order of the Board of Directors

                                            THOMAS F. MCKEE
                                            Secretary
Cleveland, Ohio
June 27, 1996

                               MCDONALD & COMPANY
                               INVESTMENTS, INC.

                                PROXY STATEMENT

                            MAILED ON JUNE 27, 1996

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 7, 1996

                               ------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of McDonald & Company Investments, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company to be held on August 7, 1996, and any adjournments thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR the election of all of the individuals nominated by the Board of Directors and FOR the proposal to approve and adopt the Company's 1995 Stock Option Plan for Non-Officer Directors. A stockholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by a duly executed Proxy bearing a later date.

     The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on June 10, 1996. On that date, there were outstanding and entitled to vote 8,953,642 shares of Common Stock of the Company. Each share of Common Stock is entitled to one vote. The Company's Certificate of Incorporation does not provide for cumulative voting rights.

     The costs of soliciting Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company's Directors, officers and employees, without additional compensation, may solicit proxies by telephone, mail and personal interview.

     At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other proposals, "abstain," will be counted as shares present for purposes of determining whether a quorum is present.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum.

     Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors.

     Pursuant to the Company's By-Laws, all other questions and matters brought before the meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate of Incorporation. In voting for such other matters, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of such proposal.

THE COMPANY

     McDonald & Company Investments, Inc. is a holding company which was incorporated under the laws of the State of Delaware on May 20, 1983, and through its principal subsidiary, McDonald & Company Securities, Inc. ("McDonald Securities"), operates a regional investment banking, investment advisory, and brokerage business. As used in this Proxy Statement, the "Company" refers, unless the context requires otherwise, to McDonald & Company Investments, Inc. and its subsidiaries. The Company succeeded to the business of McDonald & Company, a partnership (the "Partnership") on July 20, 1983.

              STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

     The following table sets forth, as of June 10, 1996, the beneficial ownership of Common Stock of (i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each Director of the Company, (iii) each of the executive officers named in the Summary Compensation Table included elsewhere herein, and (iv) all Directors and executive officers as a group as of June 10, 1996, and the percentage of the outstanding shares represented thereby:

   NAME OF BENEFICIAL OWNER, DIRECTOR, EXECUTIVE         AMOUNT AND NATURE OF           PERCENT
       OFFICER OR NUMBER OF PERSONS IN GROUP            BENEFICIAL OWNERSHIP(1)        OF CLASS
- ----------------------------------------------------    -----------------------        ---------
Peter R. Kellogg (2)
  120 Broadway
  New York, New York 10271..........................             600,000                  6.61%
Daniel F. Austin(3).................................              56,242(8)(9)               *
Rena J. Blumberg(4).................................               6,000(8)                  *
Jeanette Grasselli Brown(4).........................                 500                     *
Willard E. Carmel(6)................................             204,628(10)              2.25
Robert T. Clutterbuck(3)(5).........................             136,808(8)(9)(11)        1.51
David W. Ellis III(3)...............................              68,006(9)(12)              *
Edward Fruchtenbaum(4)..............................               1,000                     *
James A. Karman(4)..................................               6,000(8)                  *
David W. Knall(3)...................................             136,590                  1.50
Frederick R. Nance(4)...............................               4,890(8)                  *
Thomas M. O'Donnell(7)..............................             152,596(9)               1.68
William B. Summers, Jr.(7)..........................             182,598(8)(9)            2.01
Donald E. Weston(7).................................             283,430(9)               3.12
All Directors and executive officers
  as a group (25 persons)...........................           1,679,427(8)(9)           18.50

- ---------------

* Less than one percent.

 (1) Does not include vested beneficial interests in certain of the Company's employee benefit plans. See "Compensation of Executive Officers."

 (2) Based solely upon information contained in a Schedule 13D filed with the Securities and Exchange Commission.

 (3) Executive officer of the Company.

 (4) Director of the Company.

 (5) Nominee for election as a Director of the Company.

 (6) Director of the Company and Chairman of the Board (Retired) of McDonald Securities.

 (7) Director and executive officer of the Company.

 (8) Includes the following number of shares of Common Stock which such individual or group had the right to acquire within 60 days of the date of the mailing of this Proxy Statement through the exercise of stock options:
     11,280 shares (Mr. Austin); 4,800 shares (Ms. Blumberg); 7,200 shares (Mr. Clutterbuck); 4,800 shares (Mr. Karman); 3,840 shares (Mr. Nance); 18,000 shares (Mr. Summers); and 85,080 shares (all Directors and executive officers as a group). These individuals directly own the balance of their shares. For purposes of calculating the percentage of outstanding shares beneficially owned by such individual or group, the shares which such individual or group had the right to acquire during that period by exercise of stock options are deemed to be outstanding.

 (9) Includes shares of Common Stock owned under the Company's 1995 Stock Bonus Plan and the Company's 1993 Stock Bonus Plan.

(10) Includes 60,000 shares of Common Stock owned by Mr. Carmel's spouse and 40,000 shares of Common Stock owned by a partnership, of which Mr. Carmel is a partner.

(11) Includes 20,122 shares of Common Stock owned by Mr. Clutterbuck's spouse and 84 shares of Common Stock owned by Mr. Clutterbuck as custodian for his minor children.

(12) Includes 2,102 shares of Common Stock beneficially owned by Mr. Ellis through a trust.

                             ELECTION OF DIRECTORS

     The members of the Company's Board of Directors are divided into three classes with the term of office of one class expiring each year. At the Annual Meeting, three Directors will be elected to serve a three-year term until the Annual Meeting in 1999 and until their successors have been elected and qualified. At its May 1, 1996 meeting, the Board of Directors nominated James A. Karman, Rena J. Blumberg and Robert T. Clutterbuck to stand for election as Directors at the Annual Meeting. Mr. Karman and Ms. Blumberg are presently Directors of the Company. Mr. Clutterbuck is currently Treasurer of the Company and President and Chief Operating Officer of McDonald Securities. After many years of dedicated service, Willard E. Carmel, the Company's retired Chairman of the Board, advised the Board of his decision not to stand for election to another term as a Director.

     Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the three nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death of or inability to act of any of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors may recommend. The Board of Directors has no reason, however, to anticipate that this will occur. In no event will the accompanying Proxy be voted for more than three nominees or for persons other than those named below and any such substitute nominee for any of them.

     The following table lists the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual, including the year certain individuals were partners in the Partnership, the predecessor to the Company's business.

                             NOMINEES FOR ELECTION

                                                         PRINCIPAL OCCUPATION
               NAME                 AGE                  AND DIRECTORSHIPS(1)
- ----------------------------------- ---   ---------------------------------------------------
James A. Karman (2)(6)(7)(8)        59    Director of the Company since May 1, 1990;
                                            President and Chief Operating Officer for more
                                            than five years of RPM, Inc., Medina, Ohio, a
                                            diversified manufacturer of products for the
                                            waterproofing, corrosion control and general
                                            maintenance markets, and products for the
                                            do-it-yourself homeowner and hobby markets.
Rena J. Blumberg (2)(6)(7)          61    Director of the Company since July 31, 1990; Chief
                                            Executive Officer of Rainmaker, Inc. since
                                            January 1, 1992, a corporate advisory organiza-
                                            tion; Community Relations Director for more than
                                            five years for WRMR-AM/WDOK-FM radio stations,
                                            Cleveland, Ohio; Community Consultant since 1988
                                            for Sun Newspapers, Inc., Cleveland, Ohio, a pub-
                                            lisher of suburban newspapers. Ms. Blumberg also
                                            serves as a Director of Blue Cross/Blue Shield of
                                            Ohio, Inc., as a Trustee of Brandeis University,
                                            and as a director of various other civic and
                                            charitable organizations.

                                                         PRINCIPAL OCCUPATION
               NAME                 AGE                  AND DIRECTORSHIPS(1)
- ----------------------------------- ---   ---------------------------------------------------
Robert T. Clutterbuck (3)           45    Treasurer of the Company since January 1, 1994;
                                            President and Chief Operating Officer of McDonald
                                            Securities since June 1, 1995; Chief Financial
                                            Officer of McDonald Securities from January 1,
                                            1994 to June 14, 1996; Executive Managing
                                            Director at McDonald Securities from January 1,
                                            1994 to June 1, 1995; Senior Managing Director
                                            (Municipal Bond Trading and Underwriting) from
                                            June 1, 1992 to December 31, 1993; Managing
                                            Director from May 1, 1987 to May 31, 1992; Senior
                                            Vice President from May 1, 1984 to April 30,
                                            1987; First Vice President from June 7, 1983 to
                                            April 30, 1984; Partner from 1978 to 1990.

                         DIRECTORS CONTINUING IN OFFICE

Thomas M. O'Donnell (4)(8)(9)       60    Director of the Company since June 7, 1983; Chair-
                                            man of the Board of the Company since April 1,
                                            1989; Chairman of McDonald Securities from April
                                            1, 1989 to June 1, 1995; Chief Executive Officer
                                            of the Company and McDonald Securities from April
                                            1, 1989 to January 1, 1994; President of the
                                            Company and McDonald Securities from July 23,
                                            1984 to April 1, 1989; Secretary of the Company
                                            from June 7, 1983 to July 23, 1984; Managing
                                            Director (Corporate Finance and Special Products)
                                            and Secretary of McDonald Securities from June 7,
                                            1983 to July 23, 1984; Partner from 1968 to 1990
                                            and Managing Partner from 1989 to 1990.
Donald E. Weston (4)                61    Director of the Company since October 4, 1991;
                                            Chairman and Chief Executive Officer of the
                                            Gradison Division of McDonald Securities since
                                            October 4, 1991; Chairman of the Board and Chief
                                            Executive Officer of Gradison & Company
                                            Incorporated from January, 1982 to October 4,
                                            1991; Trustee and Chairman of the Board of the
                                            Gradison-McDonald U.S. Government Trust from
                                            January, 1982 to September 27, 1993, of the
                                            Gradison Growth Trust since August, 1983, of the
                                            Gradison-McDonald Government Income Fund since
                                            September, 1987 and of the Gradison-McDonald
                                            Municipal Custodian Trust since September, 1992.
Edward Fruchtenbaum (4)(6)          48    Director of the Company since November 25, 1995;
                                            President and Chief Operating Officer of American
                                            Greetings Corporation since March 1, 1992; Presi-
                                            dent, U.S. Greeting Card Division of American
                                            Greetings Corporation from January 1, 1990 to
                                            February 29, 1992.

                                                         PRINCIPAL OCCUPATION
               NAME                 AGE                  AND DIRECTORSHIPS(1)
- ----------------------------------- ---   ---------------------------------------------------
William B. Summers, Jr. (5)(9)      46    Director of the Company since June 7, 1983; Chief
                                            Executive Officer of the Company and McDonald
                                            Securities since January 1, 1994; President of
                                            the Company since April 1, 1989; President of
                                            McDonald Securities from April 1, 1989 to June 1,
                                            1995; Executive Vice President of the Company and
                                            McDonald Securities from November 1, 1988 to
                                            April 1, 1989; Managing Director (Fixed Income
                                            Institutional Sales) of McDonald Securities from
                                            June 7, 1983 to November 1, 1988; Partner from
                                            1975 to 1990.
Frederick R. Nance (5)(7)           42    Director of the Company since July 28, 1992;
                                            Partner since 1987 and member of the Management
                                            Committee of Squire, Sanders & Dempsey,
                                            Attorneys-at-Law, Cleveland, Ohio. Mr. Nance also
                                            serves on the board of various civic and
                                            charitable organizations, including St. Ignatius
                                            High School, Ohio State Legal Services
                                            Association, Parmadale and the Cleveland State
                                            University Foundation.
Jeanette Grasselli Brown (5)(6)(8)  67    Director of the Company since January 31, 1996;
                                            Retired Director of Corporate Research, Environ-
                                            mental and Analytical Sciences, BP America, Inc.
                                            since January 1989; Distinguished Visiting
                                            Professor and Director, Research Enhancement,
                                            Ohio State University from 1989 to 1995; past
                                            Chair of the Board of Trustees of Ohio
                                            University; Member, Ohio Board of Regents, Board
                                            of Trustees of the Cleveland Playhouse, Holden
                                            Arboretum and the Musical Arts Association, White
                                            House Joint High Level Advisory Panel on US/Japan
                                            Science and Technology Agreements; Chair of the
                                            Board of Trustees of the Cleveland Scholarship
                                            Programs, Inc.

- ---------------

(1) The following Directors of the Company also serve as directors for the publicly-held corporations listed opposite their names below:

               Jeanette Grasselli Brown           AGA Gas, Inc.
                                                  BDM International, Inc.
                                                  USX Corp.
                                                  B. F. Goodrich Company
               Edward Fruchtenbaum                American Greetings Corporation
               James A. Karman                    RPM, Inc.
                                                  A. Schulman, Inc.
                                                  Sudbury, Inc.
                                                  Shiloh Industries, Inc.
               Thomas M. O'Donnell                Seaway Food Town, Inc.

(2) Term as Director expires in 1996. Nominee for election to three-year term to expire in 1999.

(3) Nominee for election to three-year term to expire in 1999.

(4) Term as Director expires in 1997.

(5) Term as Director expires in 1998.

(6) Member of the Audit Review Committee.

(7) Member of the Compensation Committee.

(8) Member of the Nominating Committee.

(9) Member of the Management Committee.

     The Company pays its Directors who are not officers of the Company an annual retainer of $16,000 plus $1,500 for each Board of Directors meeting attended. Each Director who is not an officer of the Company receives $1,000 for each Committee meeting attended. The Chairperson of each Committee receives $1,500 for each committee meeting attended. The Board of Directors generally meets quarterly.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Management Committee, an Audit Review Committee, a Compensation Committee and a Nominating Committee, the members of each of which are indicated in the foregoing table.

     The Management Committee exercises the power and authority of the Board of Directors in the interim period between Board meetings. The Management Committee did not meet during the last fiscal year. The Audit Review Committee reviews the activities of the Company's internal auditors and independent public accountants, as well as various Company policies and practices. The Audit Review Committee met twice during the last fiscal year. The Compensation Committee is responsible for the determination of compensation payable to the executive officers of the Company and McDonald Securities. The Compensation Committee is also responsible for the administration of the Company's 1995 Stock Bonus Plan and the 1995 Key Employees Stock Option Plan and has the authority, under both Plans, to determine to whom shares are granted, the number of shares granted and the time the shares are granted, all subject to the provisions of the Plans. The Compensation Committee met three times during the last fiscal year. The Nominating Committee reviews potential candidates for election as Directors of the Company and makes recommendations to the Board of Directors as to nominees for election. Although the Nominating Committee did not formally meet during the last fiscal year, a number of informal discussions were held among the members of this Committee concerning potential Director nominees. Stockholders of the Company desiring to submit names of potential candidates for consideration by the Nominating Committee for election as Directors of the Company may do so by writing to the Chairman of the Nominating Committee, at the address of the Company's principal executive offices, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio 44114.

     The Company's Board of Directors met four times during the last fiscal year. No Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served during the period for which he or she was a member of the Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors includes Willard E. Carmel, the Chairman of the Board (Retired) of the Company and an Investment Broker of McDonald Securities.

     Frederick R. Nance, a member of the Compensation Committee of the Board of Directors, is a partner in the law firm of Squire, Sanders & Dempsey, which rendered legal services to the Company during fiscal 1996.

CERTAIN TRANSACTIONS

     In the ordinary course of its business McDonald Securities has extended credit to employees, including Directors and officers, under Regulation T, which regulates credit in cash and margin accounts. Such extensions of credit are performing and are made on the same terms as for customers.

UNTIMELY BENEFICIAL OWNERSHIP REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and Directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, Directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended March 29, 1996 all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten-percent beneficial owners were complied with.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company for each of the fiscal years ended March 29, 1996, March 31, 1995 and March 25, 1994 of those persons who were (i) the chief executive officer during the fiscal year ended March 29, 1996 and (ii) the other four most highly compensated executive officers of the Company for the fiscal year ended March 29, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                              ANNUAL COMPENSATION                      -----------------------
                            -------------------------------------------------------    RESTRICTED   NUMBER OF
                                                                       OTHER ANNUAL      STOCK      SECURITIES       ALL OTHER
   NAME AND PRINCIPAL                                                    COMPEN-        AWARDS      UNDERLYING        COMPEN-
         POSITION           YEAR     SALARY       BONUS                 SATION(4)       (1)(3)      OPTIONS(7)       SATION(5)
- -------------------------   ----    --------    ----------             ------------    ---------    ----------    ---------------
William B. Summers, Jr.,    1996    $200,000    $  820,000               $  4,500      $211,786           --          $ 2,504
President and Chief         1995     200,000       757,371(1)(2)            3,000            --           --            1,738
Executive Officer           1994     162,500       836,207(1)(2)            6,745            --       30,000            6,328
of the Company,
Chief Executive Officer
  of McDonald Securities

David W. Knall,             1996           0     1,953,338(6)                   0            --           --                0
Senior Managing Director,   1995           0     1,764,659(6)               3,000            --           --                0
Investment Consultant and   1994           0     1,985,181(6)               6,745            --           --                0
Co-Resident Manager
(Indianapolis, IN) of
McDonald Securities

David W. Ellis III,
 C.P.A.,                    1996       5,000     1,230,786(1)(2)(6)         4,500            --           --            2,404
Managing Director/          1995      16,250     1,048,457(1)(2)(6)         3,000            --           --            2,404
Portfolio Manager,          1994      35,000     1,098,080(1)(2)(6)         6,745            --           --            1,803
Gradison-McDonald Asset
Management
Division of McDonald
Securities

Robert T. Clutterbuck,      1996     150,000       740,000                  4,500       188,258           --            5,131
Treasurer of the            1995     143,333       757,371(1)(2)            3,000            --           --            4,096
Company, President and      1994     110,000       641,164(1)(2)            6,745            --       12,000            5,155
Chief Operating Officer
  of McDonald Securities

Daniel F. Austin,           1996     120,000       620,000                  4,500       152,969           --            6,652
Vice Chairman of            1995     118,333       509,938(1)(2)            3,000            --           --            7,182
McDonald Securities         1994     110,000       615,846(1)(2)            6,745            --       16,800            4,844

- ---------------

     No Named Executive Officer received personal benefits or perquisites during fiscal 1996 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(1) Includes the value of awards of shares of Common Stock under the Company's stock bonus plans. The Company's 1995 Stock Bonus Plan and 1993 Stock Bonus Plan provide for issuance of shares of the Company's Common Stock in lieu of a portion of the cash bonus that participants in the Plan would otherwise be entitled to receive. For fiscal year 1996 under the 1995 Stock Bonus Plan, participants may elect to receive shares of Common Stock which are subject to forfeiture for a period of three years from the June 1st following the end of the plan year with respect to which such shares are awarded. If such an election is not made, the shares of Common Stock issued to the participant may not be sold or transferred for a period of two years from the June 1st following the end of the plan year with respect to which such shares are awarded. Shares issued under the 1995 Stock Bonus Plan which are subject to forfeiture for three years are issued at an Adjusted Purchase Price equal to 85% of the Market Value of the Common Stock, as determined under the provisions of the Plan. Shares issued under the Plan which are subject to restriction from sale or transfer for two years are issued at an Adjusted Purchase Price equal to 95% of the Market Value of the Common Stock, as determined under the provisions of the Plan. For fiscal years 1995 and 1994 under the 1993 Stock Bonus Plan, shares are restricted from transfer for a period of two years from the date of grant. Dividends were paid on the shares issued pursuant to the 1995 Stock Bonus Plan and the 1993 Stock Bonus Plan.

(2) For fiscal 1996, the bonus amount reported for Mr. Ellis includes (i) commissions, (ii) cash bonus awards and (iii) $66,290, the value of 3,417 shares granted under the Company's 1995 Stock Bonus Plan. Under the terms of the 1995 Stock Bonus Plan, Mr. Ellis elected to receive shares which were subject to restriction from sale or transfer for a period of two years from the June 1 following the date of grant. For fiscal 1995 and 1994, the bonus amount reported for Messrs. Summers, Ellis, Clutterbuck and Austin includes
    (i) cash bonus awards and (ii) the value of shares granted under the Company's 1993 Stock Bonus Plan. Under the 1993 Stock Bonus Plan, shares were issued subject to a two year restriction from sale or transfer. Shares were valued based on the Market Value of the Company's Common Stock, as determined under the provisions of the Plan. The number of shares and the value of the shares of Common Stock granted to each of these individuals during fiscal 1995 and 1994, respectively, was as follows: 9,182 shares valued at $147,371, and 11,893 shares valued at $163,807 (Mr. Summers); 6,508 shares valued at $87,370, and 2,837 shares valued at $45,037 (Mr. Ellis); 9,182 shares valued at $147,371, and 8,990 shares valued at $123,163 (Mr. Clutterbuck); and 6,002 shares valued at $95,812, and 8,584 shares valued at $117,896 (Mr. Austin).

(3) For fiscal 1996, Messrs. Summers, Clutterbuck and Austin elected to receive Shares of Common Stock under the 1995 Stock Bonus Plan which were subject to forfeiture for three years. Shares were valued based on the Market Value of the Company's Common Stock, as determined under the provisions of the Plan. The number of shares of Common Stock granted to each of these individuals during fiscal 1996 was as follows: 10,975 shares (Mr. Summers), 9,770 shares (Mr. Clutterbuck) and 7,953 shares (Mr. Austin).

(4) Represents amounts contributed to the McDonald & Company Securities, Inc. Retirement Savings Trust and Plan.

(5) Includes the compensation value of Split Dollar Life Insurance premiums and Executive Supplemental Life Insurance premiums for each of the Named Executive Officers.

(6) Bonuses for Messrs. Knall and Ellis include (i) sales commissions, representing a percentage of gross commissions on sales and (ii) incentive bonuses, based on a formula relating to gross commissions on sales. Sales commissions for Messrs. Knall and Ellis, respectively, for the 1996 fiscal year equalled $1,739,501 and $1,091,535; for the 1995 fiscal year equalled $1,556,917 and $918,421; and for the 1994 fiscal year equalled $1,747,155 and $966,745. Incentive bonuses for Messrs. Knall, and Ellis, respectively, for the 1996 fiscal year were $213,837 and $139,251; for the 1995 fiscal year were $207,742 and $130,036; and for the 1994 fiscal year were $192,813 and $131,335. In addition, the bonus amount for Mr. Knall for the 1994 fiscal year included $45,213, as a branch manager's bonus, representing a discretionary bonus earned as a resident manager.

(7) Options were awarded under the Company's Stock Option Plan, vest in equal amounts over five years after the date of grant and expire ten years after the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of options to purchase the Company's Common Stock by the Named Executive Officers and unexercised options to purchase the Company's Common Stock for the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND MARCH 29, 1996 OPTION VALUE

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                           NUMBER OF                       OPTIONS AT               IN-THE-MONEY OPTIONS
                            SHARES                       FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                          ACQUIRED ON    VALUE     ---------------------------   ---------------------------
          NAME             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ------------------------  -----------   --------   -----------   -------------   -----------   -------------
William B. Summers, Jr.         --         $0         18,000         12,000       $ 117,756       $78,504
David W. Knall                  --          0              0              0               0             0
David W. Ellis III              --          0              0              0               0             0
Robert T. Clutterbuck           --          0          7,200          4,800          47,851        31,901
Daniel F. Austin                --          0         12,720         10,080         114,789        66,992

- ---------------

(1) Based on the difference between the exercise price of the options and the closing price of the Common Stock on the New York Stock Exchange on March 29, 1996.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors reviews the Company's existing and proposed executive compensation plans and makes recommendations to the Board of Directors regarding such plans and the awards to be made thereunder. All members of the Committee, with the exception of Willard E. Carmel, are non-employee Directors.

COMPENSATION PHILOSOPHY

     The Company seeks to provide executives with compensation that rewards individual performance during the year and provides incentives to executives to improve the long-term performance of the Company. The Company has traditionally paid relatively modest base salaries to its salaried officers and has supplemented these salaries with performance-based bonuses. A portion of these bonuses are paid in shares of Common Stock.

     In 1993, Congress adopted Section 162(m) of the Internal Revenue Code.
Section 162(m) limits the ability of public companies to deduct compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation is "performance based" within the meaning of Section 162(m). While the Committee believes it is essential that there be a correlation between the Company's performance and the compensation of its executive officers, it believes that the criteria under Section 162(m) necessary for items of compensation to qualify as "performance based" unduly limits the Committee's flexibility in determining compensation arrangements and in administering compensation programs. Therefore, the Committee has determined not to make changes to the Company's compensation programs or to the composition of the Committee in response to the adoption of Section 162(m). However, the Committee has determined to require that all compensation subject to 162(m) in excess of $1,000,000 which may be paid to an executive subject to Section 162(m) must be deferred to subsequent periods pursuant to a deferred compensation program.

FISCAL 1996 COMPENSATION DECISIONS

     Salaries. Investment brokers generally receive minimal or no base salaries, and are compensated primarily or exclusively on a commission basis. In making decisions on base salaries, the Committee evaluated the performance of each individual considered during the prior year, the Company's results of operations and the responsibilities of the executive officers. In keeping with its desire to base much of the compensation of the Company's executives on performance during the year, the Committee generally determined to only make changes in the base salaries of certain executives due to their new positions and increased responsibilities, and to maintain salaries for most other executive officers at the same level as the prior year.

     Bonuses. The bonuses paid to the Company's executive officers for fiscal 1996 were awarded under its incentive bonus program. Participants in this program have an opportunity to earn significant cash bonuses based on the Company's financial performance, as compared to certain other regional investment firms, and the participant's performance during the fiscal year.

     The amount allocated to the incentive bonus plan for fiscal 1996 was based on the Committee's assessment of the Company's financial performance as compared to prior years and to the performance of five other regional investment banking firms. Certain companies used for comparative purposes are included in the Lipper Regional Brokerage Firm Index, and were chosen because their mix of business was deemed comparable to that of the Company. In measuring the Company's comparative performance the Committee considered various financial ratios, including pre-tax return on revenues and average equity, net revenues per employee, pre-tax earnings per employee, compensation as a percent of net revenues, pre-tax earnings gain, common stock performance, increase in equity capital and profit margin improvement. Compared to the five other regional investment banking firms, the Company ranked in the top third with respect to each of these measures of financial performance, except for pre-tax return on average equity and increase in equity capital. The incentive bonuses paid to individual executives were based primarily upon the Committee's assessment of their individual performance. An executive's individual performance is measured primarily by reference to the volume of business generated by or under the direction of the executive during the fiscal year. In determining the overall levels of compensation payable to each of the Company's executive officers, the Committee also considered the results of an independent survey of compensation paid by other securities firms to persons serving in similar capacities. The firms included in the independent survey included a broader range of securities firms than those included in the Lipper Regional Brokerage Firm Index.

     Stock Options and Bonuses. The Company has established a stock bonus plan, which provides for participants to receive a portion of their annual incentive bonus, which would otherwise be paid in cash, in shares of the Company's Common Stock. In general, the portion of an incentive bonus that is payable in Common Stock increases with the size of a participant's incentive bonus in accordance with a formula set forth in the Stock Bonus Plan. The amount of awards to each executive officer of the Company who participated in the Stock Bonus Plan were determined by reference to this formula. Participation in the Stock Bonus Plan was not optional for the participants, except for certain age and stock ownership limitations. The Committee did not grant any stock options during the 1996 fiscal year.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     William B. Summers, Jr. has been Chief Executive Officer of the Company since January 1, 1994.

     Consistent with the Committee's desire to base much of the compensation of the Company's executives on performance during the year, the Committee determined not to make any adjustments to Mr. Summers' base salary for fiscal 1996. Mr. Summers' salary was last adjusted in January 1994, when he assumed the responsibilities of Chief Executive Officer.

     Mr. Summers participates in the incentive bonus program and, as with other participants, the Committee's decisions concerning his bonus are based primarily upon its assessment of his individual performance. In determining the amount of Mr. Summers' bonus, the Committee considered the fact that as Chief Executive Officer, Mr. Summers has responsibility for managing the Company's operations and has direct responsibility for its financial performance. Therefore, the Committee primarily measures his performance by reference to the Company's overall financial performance and its assessment of his contributions to achieving strategic objectives during the year. In assessing Mr. Summers' contribution to the Company's financial performance, the Committee took into account the fact that the Company achieved its highest level of revenues and second highest level of net income and earnings per share during fiscal 1996. In assessing Mr. Summers' contribution to achieving the Company's strategic objectives, the Committee considered the fact that during the year, the Company further expanded the range of services that it was able to provide to customers, increased the number of its sales personnel, continued its cost containment efforts and made certain enhancements to its operations.

     After considering the foregoing factors, the Committee determined to pay Mr. Summers total compensation, including salary and bonus, $1,200,000 for fiscal 1996.

                                            THE COMPENSATION COMMITTEE
                                             James A. Karman, Chairman
                                             Rena J. Blumberg
                                             Willard E. Carmel
                                             Frederick R. Nance

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the S&P Composite-500 Stock Index and the Lipper Regional Brokerage Firm Index for the period from March 31, 1991 to March 31, 1996. The companies comprising the Lipper Regional Brokerage Firm Index are: The Advest Group, Inc.; Alex. Brown Incorporated; First Albany Companies Inc.; InterRegional Financial Group, Inc.; Interstate/Johnson Lane, Inc.; Kinnard Investments, Inc.; Legg Mason, Inc.; Morgan Keegan & Company, Inc.; Piper Jaffray Companies Inc.; Raymond James Financial, Inc.; Rodman & Renshaw Capital Group, Inc.; Scott & Stringfellow Financial, Inc.; Southwest Securities Group, Inc.; Stifel Financial Corp.; and the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at March 31, 1991 and that all dividends, if any, were reinvested.

                   COMPARISON OF THE COMPANY'S COMMON STOCK,
           S&P 500 INDEX AND THE LIPPER REGIONAL BROKERAGE FIRM INDEX

                                   [GRAPHIC]

                                                                  LIPPER RE-
      MEASUREMENT PERIOD          MCDONALD &                      GIONAL FIRM
    (FISCAL YEAR COVERED)        COMPANY (MDD)   S&P 500 (S&P)    INDEX (LRI)
         3/31/91                      100             100             100
         3/31/92                      163             111             187
         3/31/93                      235             128             208
         3/31/94                      251             130             228
         3/31/95                      241             150             249
         3/31/96                      324             198             341

          ADOPTION OF 1995 STOCK OPTION PLAN FOR NON-OFFICER DIRECTORS

BACKGROUND

     The stockholders will be asked at the meeting to vote on a proposal to approve and adopt the McDonald & Company Investments, Inc. 1995 Stock Option Plan for Non-Officer Directors (the "1995 Directors Plan" or "Plan").

     The Company's Board of Directors adopted the 1995 Directors Plan on November 1, 1995, subject to stockholder approval. The purpose of the Plan is to provide the Company's current non-officer Directors with additional incentives to continue in the service of the Company and to assist in attracting and retaining qualified Directors.

     The Company currently maintains the 1990 Stock Option Plan for Outside Directors (the "1990 Directors Plan"), which provides for each outside Director to receive a one-time award of options to purchase 4,000 shares of the Company's Common Stock at the time such Director joins the Board. After adjustment for a 20% share dividend declared by the Company in

July 1993, Messrs. Karman and Nance and Ms. Blumberg have options to purchase an aggregate of 14,400 shares of Common Stock under the 1990 Directors Plan. All options awarded under the 1990 Directors Plan were awarded at exercise prices equal to the fair market value of a share of Common Stock on the date of grant, have a term of 10 years, and vest in equal increments over a five year period beginning on the first anniversary of the date of grant.

     The 1995 Directors Plan is intended to replace the 1990 Directors Plan. While each Director who was awarded options under the 1990 Outside Directors Plan will continue to have the right to exercise such options in accordance with the terms thereof, if the Plan is approved by stockholders, no new awards under the 1990 Directors Plan will be made.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or by proxy at the meeting, is required for the adoption of the 1995 Directors Plan. Broker non-votes, however, are not counted as present and entitled to vote for determining whether this proposal has been approved and have no effect on its outcome.

     THE BOARD RECOMMENDS A VOTE FOR THE ADOPTION OF THE MCDONALD & COMPANY INVESTMENTS, INC. 1995 STOCK OPTION PLAN FOR NON-OFFICER DIRECTORS.

     The following is a summary of the material features of the 1995 Directors Plan and is qualified in its entirety by reference to it. A copy of the 1995 Directors Plan is attached hereto as Appendix A.

GENERAL

     The 1995 Directors Plan provides for the issuance of options to purchase a maximum of an aggregate of 50,000 shares of the Company's Common Stock to Directors of the Company who are not officers of the Company or any subsidiary (the "Non-Officer Directors"). There are presently five eligible Non-Officer Directors, Rena J. Blumberg, Jeanette Grasselli Brown, Edward Fruchtenbaum, James A. Karman and Frederick R. Nance. The 1995 Directors Plan will terminate on November 1, 2005, unless earlier terminated by resolution of the Board of Directors.

GRANTS OF OPTIONS

     If the Plan is approved by the stockholders, each Non-Officer Director will automatically be granted a non-qualified stock option to purchase 1,000 shares of Common Stock on the first business day of the Company's fiscal year, in addition to grants already made to the Non-Officer Directors. Upon the appointment of a Non-Officer to the Board of Directors, such individual will receive an option to purchase 1,000 shares of Common Stock. The exercise price of all such options will be the closing price of the Common Stock on the New York Stock Exchange on the date of grant.

     Options to purchase an aggregate of 10,000 shares of Common Stock have been granted to the Non-Officer Directors, subject to stockholder approval of the Plan. Each of Messrs. Karman and Nance and Ms. Blumberg have been granted an option to purchase 1,000 shares of Common Stock as of November 1, 1995, the date of adoption of the Plan by the Board of Directors. Mr. Fruchtenbaum was granted an option to purchase 1,000 shares of Common Stock as of November 25, 1995, the effective date of Mr. Fruchtenbaum's appointment to the Board of Directors of the Company. Ms. Brown was granted an option to purchase 1,000 shares of Common Stock as of January 31, 1996, the effective date of Ms. Brown's appointment to the Board of Directors of the Company. In accordance with the terms of the Plan, Messrs. Karman, Nance and Fruchtenbaum and Ms. Blumberg and Ms. Brown were each granted an option to purchase 1,000 shares of Common Stock as of April 1, 1996, the first business day of the 1997 fiscal year. All such options were granted at the closing price of the Common Stock on the New York Stock Exchange on the date of grant and are subject to approval of the Plan by the stockholders of the Company.

     The table below sets forth the option grants which have been awarded under the 1995 Directors Plan, subject to stockholder approval.

                               NEW PLAN BENEFITS

                1995 STOCK OPTION PLAN FOR NON-OFFICER DIRECTORS

                                                                      NUMBER OF SHARES
                              NAME OR POSITION                       UNDERLYING OPTIONS
        -------------------------------------------------------------------------------
        William B. Summers, Jr.                                                 0
        David W. Knall                                                          0
        David W. Ellis III, C.P.A.                                              0
        Robert T. Clutterbuck                                                   0
        Daniel F. Austin                                                        0
        All executive officers (20 persons)                                     0
        Non-officer Directors (5 persons)                                  10,000
        Non executive officer employees (1,162 persons)                         0

EXERCISE OF OPTIONS

     Each option granted under the 1995 Directors Plan will expire on the tenth anniversary of the date the option was granted. Each option granted under the Plan will become fully vested and exercisable on the first anniversary of the date of grant. In the event of a Change in Control, as defined in the 1995 Non-Officer Directors Plan, a Non-Officer Director may exercise his or her option with respect to all shares of Common Stock which are covered by the option, notwithstanding vesting requirements. In the event of a Non-Officer Director's death, only the Non-Officer Director's Personal Representative may exercise vested options. Upon satisfaction of all conditions, the option may be exercised in whole or in part at any time until expiration of the right to exercise the option, but this right of exercise is limited to whole shares. Options may be exercised by the Non-Officer Director giving written notice to the Company of the exercise of the option accompanied by full payment of the purchase price either in cash or in other consideration (including shares of Common Stock) having a fair market value, as defined in the 1995 Non-Officer Directors Plan, on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made.

SECURITIES SUBJECT TO THE 1995 NON-OFFICER DIRECTORS PLAN

     Not more than 50,000 shares of Common Stock of the Company may be issued pursuant to the 1995 Non-Officer Directors Plan in the aggregate, except that in the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, an appropriate adjustment in the stock subject to the 1995 Non-Officer Directors Plan will be made. If any option expires without having been fully exercised, the shares with respect to which such option has not been exercised will not be available for further options.

TERMINATION OF DIRECTORSHIP

     If a Non-Officer Director ceases to be a Director of the Company because of death or disability, the option may be exercised until the earlier to occur of either (i) three months after the Non-Officer Director's termination of directorship or (ii) the expiration of the option, but only to the extent the option was exercisable at the date of the Non-Officer Director's termination of directorship. If any option is exercisable following the Non-Officer Director's death, then that option may be exercisable by the Non-Officer Director's estate, or the person designated in the Non-Officer Director's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution.

INCOME TAX TREATMENT

     The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to Non-Officer Directors and the Company of options granted under the 1995 Non-Officer Directors Plan generally should be as set forth in the following summary. The summary only addresses income tax consequences for Non-Officer Directors and the Company.

     The options granted under the 1995 Non-Officer Directors Plan will be non-qualified options for federal income tax purposes. A Non-Officer Director to whom an option is granted will not recognize income at the time of grant of such option. When such Non-Officer Director exercises such non-qualified option, the Non-Officer Director will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the Non-Officer Director receives. The tax basis of such shares to such Non-Officer Director will be equal to the option price paid, and the Non-Officer Director's holding period for such shares will commence on the day on which the Non-Officer Director recognized taxable income in respect of such shares. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of non-qualified options in an amount equal to the ordinary compensation income recognized by the Non-Officer Director.

     The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at anytime. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are not subject to taxation in the United States.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.

     A representative of the firm of Ernst & Young LLP, the Company's independent auditors, will be present at the Annual Meeting and will have an opportunity to make a statement if so desired and to respond to appropriate questions from stockholders.

     Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1997 must do so no later than February 27, 1997. To be eligible for inclusion in the 1997 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Exchange Act.

     Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act, for the Company's most recent fiscal year. Written requests for such Report should be directed to:

                          Mr. Robert T. Clutterbuck
                          Treasurer
                          McDonald & Company Investments, Inc.
                          McDonald Investment Center
                          800 Superior Avenue
                          Cleveland, Ohio 44114

     You are urged to sign and return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                                            By order of the Board of Directors


                                            THOMAS F. MCKEE
                                            Secretary
June 27, 1996

                                                                      APPENDIX A

                1995 STOCK OPTION PLAN FOR NON-OFFICER DIRECTORS

     McDonald & Company Investments, Inc., hereinafter referred to as the "Company," hereby adopts a stock option plan for eligible Directors of the Company (hereinafter referred to sometimes as "Optionees") pursuant to the following terms and provisions:

     1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter referred to as the "Plan," is to provide additional incentive to those Directors of the Company who are not officers of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire Common Stock, par value $1.00 per share (the "Common Stock"), of the Company pursuant to the terms of the Plan. Only those Directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

     2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon the date the Plan is adopted by the Board of Directors, subject to the approval of the Plan by holders of a majority of the outstanding shares of voting capital stock of the Company present and entitled to vote thereon at a meeting or otherwise. If the Company's stockholders have not approved the Plan within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and the options granted hereunder shall be null and void.

     3. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be shares of Common Stock of the Company. Either treasury or authorized and unissued shares of Common Stock, or both, as the Board of Directors shall from time to time determine, may be so issued. No shares of Common Stock which are subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan.

     Subject to the provisions of the next succeeding paragraph of this Section 3, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be Fifty Thousand (50,000) shares of Common Stock.

     In the event that subsequent to the date of effectiveness of the Plan, the Common Stock should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option (in whole or in part) granted under the Plan, each share of Common Stock available for additional grants of options under the Plan and each share of Common Stock made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be changed or for which each such share of Common Stock shall be exchanged, (ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event and (iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

     4. GRANT OF OPTIONS.

     (a) Automatic Grants. Subject to the terms of the Plan (including without limitation the receipt of shareholder approval contemplated by Section 2 hereof), each eligible Director shall be granted a non-qualified stock option for 1,000 shares of Common Stock on the later of (1) the date of the Plan's adoption by the Board of Directors or (2) the effective date of such Director's initial election as a member of the Board of Directors. In addition, subject to the terms of the Plan, each Director shall be granted a non-qualified stock option for 1,000 shares of Common Stock on the first day of each fiscal year of the Company commencing with the fiscal year beginning in 1996. Such grant shall occur automatically without any further action by the Board of Directors.

     (b) Option Price. The price at which each share of Common Stock may be purchased pursuant to an option granted under the Plan shall be equal to the "fair market value" (as determined pursuant to Section 7) for each such share as of the date on which the option is granted (the "Date of Grant"), but in no event shall such price be less than the par value of such shares of Common Stock. Anything contained in this subsection (b) to the contrary notwithstanding, in the event that the number of shares of Common Stock subject to any option is adjusted pursuant to Section 3, a corresponding adjustment shall be made in the price at which the shares of Common Stock subject to such option may thereafter be purchased.

     (c) Duration of Options. Each option granted under the Plan shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease on the date (the "Expiration Date") which shall be the tenth anniversary of the Date of Grant of such option.

     (d) Vesting of Options. Each option granted under the Plan shall become fully vested and exercisable on the first anniversary of the Date of Grant.

     5. OPTION PROVISIONS.

     (a) Limitation on Exercise and Transfer of Options. Only the Director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such Director and except as otherwise provided in the case of such Director's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the Director to whom it is granted or, if the Director dies intestate, by the applicable laws of descent and distribution. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

     (b) Exercise of Option. Each option granted hereunder may be exercised in whole or in part (to the maximum extent then exercisable) from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the Optionee (i) giving written notice to the Secretary of the Company at its principal business office, by certified mail, return receipt requested, of intention to exercise the same and the number of shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or, with the consent of the Board, in whole or in part in shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made and (ii) making appropriate arrangements with the Company with respect to income tax withholding, as required, which arrangements may include, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree; provided that such Optionee has had on file with the Board of Directors, for at least six (6) months prior thereto, an effective standing election to satisfy said Optionee's tax withholding obligations in such a fashion, which election form by its terms shall not be revocable or amendable for at least six (6) months or (b) with the consent of the Board of Directors, the Optionee's delivery to the Company of all of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

     (c) Termination of Directorship. If the Optionee ceases to be a Director of the Company, his or her option shall terminate three (3) months after the effective date of termination of his or her directorship and neither he or she nor any other person shall have any right after such date to exercise all or any part of such option. If the termination of the directorship is due to death, then the option may be exercised within three (3) months after the Optionee's death by the Optionee's estate or by the person designated in the Optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution (the "Personal Representative"). Notwithstanding the foregoing, in no event shall any option be exercisable after the expiration of the option period and not to any greater extent than the Optionee would have been entitled to exercise the option at the time of death.

     (d) Acceleration of Exercise of Options in Certain Events. Notwithstanding anything in the foregoing to the contrary, in the event of a "change in control" the eligible Director shall have the immediate right and option (notwithstanding the provisions of Section 4) to exercise the option with respect to all shares of Common Stock covered by the option, which exercise, if made, shall be irrevocable. The term "change in control" shall include, but not be limited to:
(i) the first purchase of shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Company) for all or part of the Company's shares of any class of common stock or any securities convertible into such common stock; (ii) the receipt by the Company of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Company's shares of capital stock calculated as provided in paragraph (d) of said Rule 13d-3; (iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Company would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of shares of all classes of the Company's capital stock immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company.

     (e) Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an Option Agreement, a copy of which is attached hereto as Exhibit A, the execution of which by each Optionee shall be a condition to the receipt of an option.

     6. INVESTMENT REPRESENTATION; APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the Optionee:

     "I further agree that any shares of Common Stock of McDonald & Company Investments, Inc. which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said shares of Common Stock subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event McDonald & Company Investments, Inc. is otherwise satisfied that the offer or sale of the shares of Common Stock subject to this option may be lawfully made without registration of the said shares of Common Stock under the Securities Act of 1933, as amended."

The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares of Common Stock to listing on any national securities exchange on which the Common Stock may be listed, (iii) the completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable and
(iv) the obtaining of an investment representation from the Optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

     7. GENERAL PROVISIONS. For all purposes of this Plan the fair market value of a share of Common Stock shall be determined as follows: so long as the Common Stock of the Company is listed upon an established stock exchange or exchanges such fair market value shall be determined to be the highest closing price of a share of such Common Stock on such stock exchange or exchanges on the day the option is granted (or the date the shares of Common Stock are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Stock shall have been made on any stock exchange on that day, then on the closest preceding day on which there was a sale of such Common Stock; and during any period of time as such Common Stock is not listed upon an established stock exchange the fair market value per share shall be the mean between dealer "Bid" and "Ask" prices of such Common Stock in the over-the-counter market on the day the option is granted (or the day the shares of Common Stock are tendered as payment, in the case of determining fair market value for that purpose), as reported by the National Association of Securities Dealers, Inc.

     The liability of the Company under the Plan and any distribution of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any federal, state, or local tax authority and/or any securities regulatory authority.

     Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue as a Director of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

     Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

     The Plan may be assumed by the successors and assigns of the Company.

     The Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     The cash proceeds received by the Company from the issuance of Common Stock pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

     The expense of administering the Plan shall be borne by the Company.

     The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

     8. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

     9. TAXES. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of shares of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether federal, state, or local and whether domestic or foreign.

     10. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

     11. VENUE. The venue of any claim brought hereunder by an eligible Director shall be Cleveland, Ohio.

     12. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

                      MCDONALD & COMPANY INVESTMENTS, INC.
                                     PROXY
                ANNUAL MEETING OF STOCKHOLDERS -- AUGUST 7, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby (i) appoints THOMAS M. O'DONNELL, WILLIAM B. SUMMERS, JR. and THOMAS F. MCKEE, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of McDonald & Company Investments, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at The National City Bank Auditorium, Fourth Floor, Annex Building, 1900 East Ninth Street, Cleveland, Ohio, on Wednesday, August 7, 1996, at 9:30 A.M. (EDT), and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE THREE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE PROPOSAL TO APROVE AND ADOPT THE COMPANY'S 1995 STOCK OPTION PLAN FOR NON-OFFICER DIRECTORS.

    (1) ELECTION OF DIRECTORS

         / / FOR all nominees listed                                           / / WITHHOLD AUTHORITY
           (except as marked to the contrary below)                              to vote for all nominees listed

          JAMES A. KARMAN, RENA J. BLUMBERG and ROBERT T. CLUTTERBUCK

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)
     ---------------------------------------------------------------------------
                                      (Continued and to be signed on other side)

PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) PROPOSAL to approve and adopt the Company's 1995 Stock Option Plan for Non-Officer Directors.

         / /  FOR the Proposal  / /  AGAINST the Proposal  / /  ABSTAIN

    (3) In their discretion to act on any other matter or matters which may properly come before the Annual Meeting.

                                                    Please date, sign and return
                                                    promptly in the accompanying
                                                    envelope.

                                                    Dated:............... , 1996

                                                    ............................

                                                    Your signature to this Proxy
                                                    form should be exactly the
                                                    same as the name imprinted
                                                    hereon. Persons signing as
                                                    executors, administrators,
                                                    trustees or in similar
                                                    capacities should so
                                                    indicate. For joint
                                                    accounts, the name of each
                                                    joint owner must be signed.

  THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE NOMINEES AND THE PROPOSAL
                                  LISTED ABOVE